                                                                     EXHIBIT 3.1

                         MERITAGE HOSPITALITY GROUP INC.

                       RESTATED ARTICLES OF INCORPORATION

                                    ARTICLE I

The name of the corporation is Meritage Hospitality Group Inc.

                                   ARTICLE II

The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

                                   ARTICLE III

The total authorized capital stock is:

         Common Shares: 30,000,000      Par Value Per Share $0.01

         Preferred Shares:  5,000,000       Par Value Per Share $0.01

Authority is hereby expressly reserved and granted to the Board of Directors of this Corporation to determine in the resolution or resolutions providing for the issuance of Common Stock and/or Preferred Stock the voting powers, designations, preferences and relative participating, operational or other special rights, qualifications, limitations or restrictions thereof which shall be incident to the ownership of shares of such Common Stock and Preferred Stock.

                      SERIES A CONVERTIBLE PREFERRED STOCK

The Corporation has a series of Preferred Stock, designated as Series A Convertible Preferred Stock, consisting of 200,000 shares, par value $.01, the qualifications, limitations, restrictions and terms of which are as follows:

(1) Each of such Shares shall have an annual dividend rate of $.90 per Share and no more. The right to payment of dividends shall be cumulative. Said annual dividend shall be payable in equal quarterly installments upon the 1st day of each January, April, July and October in each year to holders of record as of the 15th day of the preceding month commencing January 1, 1997, before any sum shall be set apart or applied to the redemption or purchase of, or any dividends (other than dividends of Common Shares) shall be declared or paid upon or set apart for, Common Shares. The first of such quarterly dividend payments shall be prorated to reflect the number of days in the quarter during which the particular Shares were outstanding.

(2) Upon any dissolution, liquidation or winding up of the Corporation, the holders of each of said Shares, shall be entitled to receive, before any payment to holders of Common Shares, all accrued but unpaid dividends, plus a liquidation value of $10.00 per share and no more. The consolidation or merger of the Corporation, at any time, with another corporation, or a sale of substantially all of the assets of the Corporation, shall not be construed as a dissolution, liquidation or winding up of the Corporation within the meaning hereof.

(3) The Series A Convertible Preferred Shares shall be convertible into Common Shares of the Corporation at a conversion price of $7.00 for each Common Share (taking such Preferred Shares at the liquidation value of $10.00 per share) upon the following terms and conditions:

         (3.1) In case the Common Shares issuable upon conversion of the Series A Convertible Preferred Shares at any time outstanding shall be subdivided into a greater or combined into a lesser number of Common Shares (whether with or without par value), and whether by stock split or stock dividend, the conversion price shall be decreased in the case of a subdivision or increased in the case of a combination to an amount which shall bear the same relation to the conversion price in effect immediately prior to such subdivision or combination, and shall bear the total number of Common Shares outstanding immediately after such subdivision or combination.

         (3.2) No adjustments shall be made for dividends accrued on any Shares that shall be issuable upon the conversion of such Shares.

         (3.3) In case of a merger or consolidation of the Corporation with or into another corporation, or the reclassification of its Common Shares (other than by way of split-up or contraction), the holders of Series A Convertible Preferred Shares shall thereafter be entitled to receive upon conversion the kind and amount of shares of stock and securities and property which they would have received had they converted such Series A Convertible Preferred Shares into Common Shares of the Corporation as of the record date for determination of common shareholders entitled to participate in such merger, consolidation, or reclassification.

         (3.4) The holder of any shares of Series A Convertible Preferred Shares may convert such Shares by surrendering the certificate or certificates to any transfer agent of the Corporation or to the Secretary of the Corporation duly endorsed in blank transfer and accompanied by written notice of election to convert such Shares, or portion thereof, executed on the form set forth on such certificates or on such other form as may be provided from time to time by the Corporation. No fractional Common Shares shall be issued upon the conversion of any Series A Convertible Preferred Shares but, in lieu thereof, the Corporation shall pay an amount in cash equal to the current market value of such fractional interest computed on the basis of the value of the Common Shares at the time the preferred shares are surrendered for conversion as determined in such reasonable manner as the Corporation may adopt. In case of the voluntary dissolution, liquidation or winding up of the Corporation, all conversion rights of the holders of Series A Convertible Preferred Shares shall terminate on a date fixed by the Board of Directors, but not more than Thirty (30) days prior to the record date for determining the holders of the Common Shares entitled to receive any distribution upon such dissolution, liquidation and winding up.

         (3.5) The right of the holder to convert the Series A Convertible Preferred Shares shall commence upon issuance of such Shares.

         (3.6) The Corporation may cause the Series A Convertible Preferred Shares to be converted at its option at any time if the average of the closing sale prices for the

         Corporation's Common Shares is at least 120 percent of the then effective conversion price, as described above, for at least 20 trading days within the period of 30 consecutive trading days ending no earlier than 5 trading days prior to the date of the notice of conversion.

     (4) Holders of the Series A Convertible Preferred Shares shall have no voting rights except as provided by law and except that if at any time the Corporation fails to make six consecutive quarterly dividend payments thereon, the number of directors constituting its Board of Directors will be increased by two and the holders of the Shares, voting as a class with each Share having one vote, will be entitled to elect two directors to the Board as long as any arrearages in dividend payments remain outstanding. Upon payment by the Corporation of all such dividend arrearages, the two directors elected pursuant to this provision will cease to be directors and the holders of Shares will have no further right to elect directors on account of such arrearages.

     (5) The Corporation shall not, except upon the affirmation vote of the holders of two-thirds of the Series A Convertible Preferred Shares outstanding at the time, amend these articles of incorporation in any manner that would result in the Series A Convertible Preferred Shares being subordinate in terms of preference as to payments of dividends or payments on liquidation to any other Preferred Shares of the Corporation.

                      SERIES B CONVERTIBLE PREFERRED STOCK

The Corporation has a series of Preferred Stock, designated as Series B Convertible Preferred Stock, consisting of 500,000 shares, par value $.01, the qualifications, limitations, restrictions and terms of which are as follows:

     (1) Each of such Shares shall have an annual dividend rate of $.80 per Share and no more. The right to payment of dividends shall be cumulative. Said annual dividend shall be payable in equal quarterly installments upon the 1st day of each January, April, July and October in each year to holders of record as of the 15th day of the preceding month commencing January 1, 2004, before any sum shall be set apart or applied to the redemption or purchase of, or any dividends (other than dividends of Common Shares) shall be declared or paid upon or set apart for, Common Shares. The first of such quarterly dividend payments shall be prorated to reflect the number of days in the period during which the particular Shares were outstanding.

     (2) Upon any dissolution, liquidation or winding up of the Corporation, the holders of each of said Shares, shall be entitled to receive, before any payment to holders of Common Shares, all accrued but unpaid dividends, plus a liquidation value of $10.00 per share and no more. The consolidation or merger of the Corporation, at any time, with another corporation, or a sale of substantially all of the assets of the Corporation, shall not be construed as a dissolution, liquidation or winding up of the Corporation within the meaning hereof.

     (3) The Series B Convertible Preferred Shares shall be convertible into Common Shares of the Corporation at a conversion price of $5.57 per share taking such Preferred Shares at the liquidation value of $10.00 per share upon the following terms and conditions:

         (3.1) In case the Common Shares issuable upon conversion of the Series B Convertible Preferred Shares at any time outstanding shall be subdivided into a greater or combined into a lesser number of Common Shares (whether with or without par value), and whether by stock split or stock dividend, the conversion price shall be decreased in the case of a subdivision or increased in the case of a combination to an amount which shall bear the same relation to the conversion price in effect immediately prior to such subdivision or combination, and shall bear the total number of Common Shares outstanding immediately after such subdivision or combination.

         (3.2) No adjustments shall be made for dividends accrued on any Shares that shall be issuable upon the conversion of such Shares.

         (3.3) In case of a merger or consolidation of the Corporation with or into another corporation, or the reclassification of its Common Shares (other than by way of split-up or contraction), the holders of Series B Convertible Preferred Shares shall thereafter be entitled to receive upon conversion the kind and amount of shares of stock and securities and property which they would have received had they converted such Series B Convertible Preferred Shares into Common Shares of the Corporation as of the record date for determination of common shareholders entitled to participate in such merger, consolidation, or reclassification.

         (3.4) The holder of any shares of Series B Convertible Preferred Shares may convert such Shares by surrendering the certificate or certificates to any transfer agent of the Corporation or to the Secretary of the Corporation duly endorsed in blank transfer and accompanied by written notice of election to convert such Shares, or portion thereof, executed on the form set forth on such certificates or on such other form as may be provided from time to time by the Corporation. No fractional Common Shares shall be issued upon the conversion of any Series B Convertible Preferred Shares but, in lieu thereof, the Corporation shall pay an amount in cash equal to the current market value of such fractional interest computed on the basis of the value of the Common Shares at the time the preferred shares are surrendered for conversion as determined in such reasonable manner as the Corporation may adopt. No payment of accrued but unpaid dividends shall be made upon conversion. In case of the voluntary dissolution, liquidation or winding up of the Corporation, all conversion rights of the holders of Series B Convertible Preferred Shares shall terminate on a date fixed by the Board of Directors, but not more than Thirty (30) days prior to the record date for determining the holders of the Common Shares entitled to receive any distribution upon such dissolution, liquidation and winding up.

         (3.5) The right of the holder to convert the Series B Convertible Preferred Shares shall commence upon the one year anniversary from the date of issuance of such Shares.

         (3.6) At any time after two years from the date of issuance of the Series B Convertible Preferred Shares, the Corporation may, upon 15 days written notice, redeem all or part of the Series B Convertible Preferred Shares at a redemption price of $11.00 per share plus accrued but unpaid dividends. After the third anniversary from the date of issuance, the redemption price shall be $10.00 per share plus accrued but unpaid dividends. If less than all the Series B Convertible Preferred Shares are to be redeemed, then the Corporation shall select the shares to be redeemed as evenly as reasonably possible from among all the holders.

     (4) Holders of the Series B Convertible Preferred Shares shall have no voting rights except as provided by law and except that if at any time the Corporation fails to make six quarterly dividend payments thereon, the number of directors constituting its Board of Directors will be increased by two and the holders of the Shares, voting as a class with each Share having one vote, will be entitled to elect two directors to the Board as long as any arrearages in dividend payments remain outstanding. Upon payment by the Corporation of all such dividend arrearages, the two directors elected pursuant to this provision will cease to be directors and the holders of Shares will have no further right to elect directors on account of such arrearages.

     (5) The Corporation shall not, except upon the affirmation vote of the holders of two-thirds of the Series B Convertible Preferred Shares outstanding at the time, amend these articles of incorporation in any manner that would result in the Series B Convertible Preferred Shares being subordinate in terms of preference as to payments of dividends or payments on liquidation to any other Preferred Shares of the Corporation.

                                   ARTICLE IV

The address and mailing address of the registered office is:

                           1971 East Beltline Ave., N.E., Suite 200
                           Grand Rapids, Michigan 49525

The name of the current resident agent is:   James R. Saalfeld

                                    ARTICLE V

Reserved.

                                   ARTICLE VI

When a compromise or arrangement or a plan of reorganization of this Corporation is proposed between this Corporation and its creditors or any class of them or between this Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the Corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this Corporation.

                                   ARTICLE VII

Repealed.

                                  ARTICLE VIII

The Corporation shall be, and is hereby declared to be, subject to the provisions of Chapter 7A of the Business Corporation Act of the State of Michigan, as enacted through the adoption of Act No. 115 of the Public Acts of the State of Michigan of 1984. The requirements therein provided and made applicable with respect to the Corporation shall be in addition to all other requirements of law and other provision of the Articles of Incorporation, or any thereto.

                                   ARTICLE IX

No director of the Corporation shall be personally liable to the Corporation of its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (i) the amount of financial benefit received by the director to which the director is not entitled; (ii) intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of Section 551 of the Michigan Business Corporation Act; or (iv) an intentional criminal act. If the Michigan Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability contained herein, shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act as so amended. No amendment or repeal of this
Article IX shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for, or with respect to, any acts or omissions of such director prior to the effective date of any such amendment or repeal.

                                    ARTICLE X

The shareholders of the Corporation may remove members of the Board of Directors only for cause.